                                                                    Exhibit 3.8


                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HKID 18 Inc.

            1. The name of the corporation is HKID 18 Inc.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shares shall be without par value.

            5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

             6. The name and mailing address of the incorporator is:

                           Yoshihisa Kainuma
                           c/o Weil, Gotshal & Manges
                           767 Fifth Avenue
                           New York, New York 10153

             I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of September, 1987.


                                 /s/ Yoshihisa Kainuma
                                 --------------------------
                                 Yoshihisa Kainuma


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HKID 18 Inc.


                    ----------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------

            HKID 18 Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

            "FIRST: The name of the Corporation is Crane Holding Inc. (hereinafter, the "Corporation")."

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 4th day of April, 1988.

                                     HKID 18 Inc.


                                     By: /s/ George Hempstead, III
                                         -----------------------------
                                     Name: George Hempstead, III
                                     Title: Vice President

ATTEST:


/s/ Robert E. Walton
----------------------------
Name:  Robert E. Walton
Title: Assistant Secretary